Exhibit 99

Contacts:
Martin O’Grady	Amy Brandt
Executive Vice President, Chief Financial Officer	Vice President, Investor Relations
Tel: +44 20 3117 1333	Tel: +1 212 764 8210
E: martin.ogrady@belmond.com	E: amy.brandt@belmond.com

BELMOND ANNOUNCES ACQUISITION OF CAP JULUCA IN ANGUILLA

Marks strategic milestone in goal to double the size of the Company by 2020

Hamilton, Bermuda, May 22, 2017 — Belmond Ltd. (NYSE: BEL) (“Belmond” or the “Company”) today announced that it has entered into agreements to acquire the entirety of Cap Juluca, a 96-key luxury resort on the Caribbean island of Anguilla, British West Indies.

The Company has entered into agreements with the principal owner and three other owners to acquire the entirety of the resort for a total purchase price, including all related taxes and costs, of approximately $84.6 million. At the same time, the Company has agreed a 250-year ground lease for property that comprises approximately 167 acres, including approximately 250,000 square feet of additional developable beachfront land. The acquisition is initially expected to be financed using cash on hand and $45.0 million of borrowings under the Company’s previously undrawn $105.0 million revolving credit facility. When the transaction closes, which is expected to be by early June 2017, Belmond will assume management of the resort, which has historically been independently managed, and will rebrand the resort as Belmond Cap Juluca.

Roeland Vos, president and chief executive officer, commented, “I am delighted to announce the addition of the legendary Cap Juluca to the Belmond portfolio. This acquisition marks an important milestone in the execution of our 2020 strategic growth plan, which includes as a central component the expansion of our global footprint. Cap Juluca, which was designed and developed by Linda and Charles Hickox, has been synonymous with barefoot luxury since it opened in 1988. The exclusive resort complements our brand by offering an authentic escape to discerning guests, increases our presence in a location where our customers already travel, and enhances our positioning in the global luxury resort market.”

Mr. Vos continued, “We believe this one-of-a-kind resort presents a compelling opportunity to build on our past experience of acquiring hotels that can be restored to iconic status through investment in the physical product and enhancement of all operational, sales, revenue management and service functions to drive greater revenue, EBITDA and brand exposure. As one of the most recognized resorts in the

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Caribbean, Cap Juluca is a natural fit for the Belmond portfolio and we look forward to continuing the legacy the Hickoxes created nearly 30 years ago.”

Located on one of the Caribbean’s most beautiful beaches on the southwestern coast of Anguilla at Maundays Bay, the multiple award-winning Cap Juluca was voted the number one beach resort in the world in Andrew Harper’s Hideaway Report’s 2016 readers’ choice awards. Introduced in 1988 and quickly established as one of the top resorts in the Caribbean, the property features stylish Greco-Moorish architecture spread over two crescent-shaped coves. In addition to 96 keys, the resort features four restaurants and bars; an 1,800 square-foot pool; tennis courts and fitness center; a library and private screening room; and a full complement of watersports activities.

After planning and obtaining all necessary permits in 2017, the Company expects after the end of the upcoming 2017/2018 festive season to embark upon a renovation of the existing property and develop a further 25 new beachfront keys, bringing the resort’s total inventory to 121 keys. The comprehensive renovation of the existing property is expected to include the refurbishment of all 96 existing keys; improved food and beverage concepts; upgrades to the spa; and new and renovated public areas. The Company expects to spend a combined approximate $36 million on the renovation and expansion projects, which it expects to complete by the end of 2018. Following these anticipated works, the Company’s total investment in the property is expected to be approximately $1.0 million per key.

The Company anticipates that Cap Juluca will generate adjusted EBITDA of between $12 million and $14 million following renovation and expansion and upon stabilization, and expects that the resort will start positively contributing to the Company’s adjusted EBITDA in 2019. For purposes of these calculations, the Company has ascribed no value to the additional 250,000 square feet of developable land within the resort, including opportunities for residential villa sales, all of which are permitted under its ground lease.

Ends/…..

Media requiring more information should contact Samantha Strawford, brand communications director, on samantha.strawford@belmond.com or +44 (0)203 117 1377.

About Belmond Ltd.

Belmond Ltd. is a global portfolio of luxury travel experiences including hotels, trains, cruises and safaris in some of the world’s most inspiring and enriching destinations.  Established over 40 years ago with the acquisition of Hotel Cipriani in Venice, the Company owns and operates 48 unique and distinctive hotel, rail and river cruise experiences, including one scheduled for future opening, in many of the world’s most celebrated destinations.  From city landmarks to intimate resorts, the collection includes Belmond Grand Hotel Europe, St. Petersburg; Belmond Copacabana Palace, Rio de Janeiro; Belmond Maroma Resort & Spa, Riviera Maya; and Belmond El Encanto, Santa Barbara.  Belmond also encompasses safaris, eight luxury tourist trains including the Venice Simplon-Orient-Express, three river cruises and ‘21’, one of New York’s most storied restaurants. Further information on the Company can be found at belmond.com or investor.belmond.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s three-point growth strategy, future revenue, earnings, EBITDA, adjusted EBITDA, investment plans, and capitalization and renovation plans, all of which are not historical facts and therefore involve risks and uncertainties. These statements are based on management’s current expectations and beliefs regarding future developments, are not guarantees of performance and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause actual results, performance and achievements to differ from those express or implied in the forward-looking statements include, but are not limited to, those mentioned in the news release and oral presentations, our ability to execute and achieve our three-point growth strategy, future effects, if any, on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize expected hotel bookings and reservations and planned real estate sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the Company’s operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing any future asset acquisitions, leases, sales and third-party management contracts, debt refinancings, capital expenditures and acquisitions, inability to reduce funded debt as planned or to obtain bank agreement to any future requested loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, possible challenges to the Company’s ownership of its brands, the Company’s reliance on technology systems  and its development of new technology systems, changing global or regional economic conditions and weakness in financial markets which may adversely affect demand, legislative, regulatory and political developments (including the evolving political situation in Ukraine and Brazil, in the United Kingdom in respect of its withdrawal from the European Union and in the United States in respect of its evolving immigration, tax and trade policies, and the resulting impact of these situations on local and global economies, exchange rates and on current and future demand), the threat or current transmission of epidemics, infectious diseases, and viruses, such as the Zika virus which may affect demand in Latin America, including the Caribbean, and elsewhere, and possible challenges to the Company’s corporate governance structure. Further information regarding these and other factors that could cause management’s current expectations and beliefs not to be realized is included in the filings by the Company with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statement, whether due to new information, future events or otherwise.